Exhibit 23
Consent of Independent Registered Public Accounting Firm
The Board of Directors
Wright Medical Group, Inc.:

We consent to the incorporation by reference in the registration statement (No. 333-147487 and 333-193940) on Form S-3 and the registration statements (Nos. 333-75176, 333-90024, 333-108638, 333-115541, 333-125231, 333-151756, 333-159227, 333-167682, 333-18359, 333-189012 and 333-189018) on Form S-8 of Wright Medical Group, Inc. of our reports dated February 24, 2014, with respect to the consolidated balance sheets of Wright Medical Group, Inc. and subsidiaries (the Company) as of December 31, 2013 and 2012, and the related consolidated statements of operations, changes in stockholders' equity, comprehensive income, and cash flows for each of the years in the three-year period ended December 31, 2013, and the financial statement schedule, and the effectiveness of internal control over financial reporting as of December 31, 2013, which reports appear in the December 31, 2013 annual report on Form 10-K of Wright Medical Group, Inc.

(signed) KPMG LLP
Memphis, Tennessee
February 26, 2014